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                                  [SBA LOGO]

                                      NEWS

                              FOR IMMEDIATE RELEASE
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                      SBA COMMUNICATIONS CORPORATION FILES
                             REGISTRATION STATEMENTS

SBA COMMUNICATIONS CORPORATION (NASDAQ: SBAC); BOCA RATON, FLORIDA,
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July 13, 2000
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SBA Communications Corporation (Nasdaq: SBAC) announced today that it has filed two registration statements with the Securities and Exchange Commission pursuant to Rule 415 under the Securities Act of 1933, as amended.

SBA has filed a "universal shelf" registration statement. Once this registration statement has become effective, SBA may, from time to time, offer its debt securities, which may be senior or subordinated, shares of its Class A common stock, shares of its preferred stock, depositary shares and warrants to acquire any of the foregoing (collectively, the "Securities"). The Securities may be offered, separately or together, in separate series, in amounts, at prices and on terms to be set forth in the prospectus contained in this registration statement, and in one or more supplements to this prospectus, and may only be offered pursuant thereto. This registration statement is intended to provide the company flexibility to raise up to $500 million from the offering of the Securities, subject to market conditions and SBA's capital needs. Net proceeds from this offering will be used by SBA to finance the construction and acquisition of towers and related businesses, repay outstanding debt and for general working capital purposes.

SBA has also filed a shelf registration statement in connection with the resale of 868,685 shares of SBA Class A common stock by certain selling shareholders. The Class A common stock was originally issued to the selling shareholders in private placements. The Class A common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. SBA will not receive any proceeds from the sale of the Class A common stock offered through this registration statement and prospectus.


The registration statements relating to these securities have been filed with the Securities and Exchange Commission but have not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statements become effective. Any securities offered pursuant to the registration statements will only be offered pursuant to a prospectus supplement meeting the requirements of the Securities Act of 1933. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful.
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SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA's primary focus is the construction of new towers and acquisition of existing towers for its own account. Since it was founded in 1989, SBA has participated in the development of over 14,000 antenna sites in the United States.

For further information, please contact: Jeffrey A. Stoops, President, at 561-995-7670.

Information Concerning Forward-Looking Statements


Some information in this release is forward looking. These forward-looking statements may be affected by the risks and uncertainties in the company's business. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of the company's Securities and Exchange Commission filings. The company wishes to caution readers that certain important factors may have affected and could in the future affect the company's actual results and could cause the company's actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the company. Such factors include, but are not limited to, (1) our ability to secure as many site leasing tenants as planned;
(2) our ability to expand our site leasing business and maintain or expand our site development business; (3) our ability to complete construction of new towers on a timely and cost-efficient basis, including our ability to successfully address zoning issues, carrier design changes, changing local market conditions and the impact of adverse weather conditions; (4) our ability to identify and acquire new towers, including our capability to timely complete due diligence and obtain third party consents; (5) our ability to retain current lessees on newly acquired towers; (6) our ability to realize economies of scale for newly acquired towers; (7) the continued dependence on towers and outsourced site development services by the wireless communications industry; (8) our ability to compete effectively for new tower opportunities and site development services in light of increased competition; (9) our ability to raise substantial additional financing to expand our tower holdings; and (10) our ability to fulfill the terms of financing set forth in the "universal shelf" registration statement. With respect to proposed acquisitions, a number of factors including without limitation ongoing due diligence, third party consents and the lack of definitive documentation will affect the timing of consummation or whether such acquisitions are ever consummated (of which there can be no assurance). With respect to pending new tower build projects, a number of factors will affect the timing and number of new build completions, including without limitation zoning difficulty, carrier design changes, changing local market conditions and weather. The company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.